Exhibit 10.9

劳动合同

Employment Contract

本劳动合同（“本合同”）由以下双方于2022年2月15日在中华人民共和国（“中国”）深圳市签署。

This Employment Contract (this “Contract”) is entered into by and between the following parties on February 15, 2022, in the city of Shenzhen, the People’s Republic of China (the “PRC”).

甲方： Employer:	大有人在（深圳）科技有限公司 Dayou Renzai (Shenzhen) Technology Co., Ltd.
地址：深圳市南山区粤海街道大冲社区华润置地大厦C座3604单元 Address: Unit 3604, Block C, China Resources Land Tower, Dachong Community, Yuehai Street, Nanshan District, Shenzhen 电子邮箱：SAM.L@dhssys.com Email: SAM.L@dhssys.com

乙方： Employee:	李瓒宇 LI Zanyu

通讯地址：深圳市南山区粤海街道大冲社区华润置地大厦C座3604单元

Contact Address: Unit 3604, Block C, China Resources Land Tower, Dachong Community, Yuehai Street, Nanshan District, Shenzhen

身份证/护照号码：中国 XXXXXXXXXXXX

ID/Passport Number: China XXXXXXXXXXX

紧急联系人及联系方式：谢靖 +XXXXXXXXX

Emergency Contact Details: XIE Jing +XXXXXXXXX

私人电子邮箱：XXXXX@gmail.com

Private Email: XXXXX@gmail.com

甲方和乙方以下各称为“一方”，统称为“双方”。

Each of the Employer and Employee shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

第一章 总则

Chapter 1 General Provisions

1.	根据《中华人民共和国劳动法》、《中华人民共和国劳动合同法》及其他有关规定，经相互讨论协商，仔细考虑并充分沟通了解，甲、乙双方就如下条款达成一致：

Pursuant to the PRC Labor Law (hereinafter the “Labor Law”), the PRC Employment Contract Law (hereinafter the “Employment Contract Law”), and other relevant laws and regulations, and in consideration of the mutual promises and covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Employer and Employee hereby agree as follows:

第二章 期限

Chapter 2 Term

2.	甲乙双方一致同意，本合同为固定期限劳动合同，期限为10年，自2022年2月15日开始（以下简称“起始日”）至2032年2月14日为止。

The Employer and Employee agree that this Contract is an Employment Contract with a fixed term of ten years, from February 15, 2022 (“Starting Date”) to February 14, 2032.

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3.	甲乙双方一致同意，本合同无试用期。

The Parties agree that there shall be no probation period under this Contract:

第三章 工作范围

Chapter 3 Scope of Work

4.	根据甲方的工作需要，乙方同意担任总经理职位。乙方的岗位职责、工作任务、责任目标、岗位纪律和相关管理制度等，按照甲方为该岗位制订的工作规范以及其他有关规定执行，
为免疑义，包括但不限于根据甲方的指示协助处理甲方关联方或其指定主体的任何其他具体管理和工作事项。
乙方的主要工作地点为深圳，惟乙方理解出于工作所需，其或需不定时地赴外地出差公干，
乙方同意且愿服从甲方的工作安排，包括但不限于针对大合手（深圳）信息科技有限公司相关安排。

The Employee agrees to assume the position of General Manager pursuant to the working requirements of the Employer. The position’s responsibilities, work tasks, objectives, disciplines, relevant administrative policies, etc., shall be implemented according to the work standards and other relevant administrative rules prescribed by the Employer, for the avoidance of any doubts, including but not limited to any other specific and administrative work tasks in relation to the Employer’s affiliates and other entities designated by the Employer. The main work location of the Employee shall be in Shenzhen. However, the Employee understands that the position may require her/him to make business trips to other locations from time to time, and the Employee agrees with this policy and shall be subject to the relevant arrangements made by the Employer, including but not limited to relevant arrangements regarding Daheshou (Shenzhen) Information Technology Co., Ltd.

5.	双方同意，甲方有权根据业务需要、乙方的能力、工作表现或其实际情况，基于诚信与合理原则，调整乙方的工作类型、职务、职位（包括相应调整薪酬待遇）、 工作职责和工作地点。对于甲方任何前述必要适当的单方调整，乙方应予以遵守服从。

The Parties agree that the Employer is entitled to reasonably and in good faith adjust the work duties, job title, position (including the salaries related to the position), duties and work location of the Employee according to the its business needs, the Employee’s competence, the Employee’s performance and the actual situation. The Employee shall be subject to any such unilateral changes as deemed necessary and appropriate by the Employer.

第四章 乙方的承诺和保证

Chapter 4 Employee’s Representations and Warranties

6.	乙方向甲方做出如下陈述和保证：

The Employee makes the following representations and warranties to the Employer:

(1)	除本合同规定的义务与责任之外，乙方在合同期间内还须：

Other than the obligations and duties stipulated in this Contract, during the term of this Contract, the Employee:

a)	在规定的工作时间内，将其全部时间、精力和技能，仅用于履行本合同规定之义务上，并有效地行使其职责，尽最大努力确保完满完成甲方委派的工作；

During the specified working hours, shall devote her/his full time, attention and skills to performing the obligations stipulated in this Contract; perform her/his duties effectively and use her/his best endeavors to accomplish the assignments given to her/him by the Employer;

b)	未经甲方书面同意或未与甲方签订相关协议，不得直接或间接地从事第二职业，不论其是否因该等行为获得报酬或是否利用了在甲方的工作时间。 该等第二职业包括但不限于：受雇于任何第三方或为任何第三方提供劳务，不论该等第三方是否与甲方生产、经营同类产品或提供同类服务， 也不论乙方在该等第三方担任合伙人、股东、董事、监事、高级管理人员、员工、代表、代理人或顾问等职务；

Shall not directly or indirectly undertake any secondary career without written permission from, or entry into a related contract with, the Employer, whether or not the Employee is paid for the secondary career or makes use of her/her work time for such endeavor. Such secondary careers include but are not limited to: being employed by or providing service to any third party, whether or not the third party produces or deals with the same kind of products, or provides the same kinds of service as the Employer, or the Employee acting as a partner, shareholder, director, supervisor, senior manager, employee, representative, agent, advisor or in any other role with a third party;

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c)	遵守本合同的条款、甲方的内部规章制度及有关法律法规，对甲方恪尽职守，不从事任何违反中国法律、法规的活动， 不从事损害甲方利益的活动，不利用其在甲方的职务或职权直接或间接地为个人牟取私利。

Shall abide by the provisions of this Contract, the Employer’s internal rules, policies, as well as relevant laws and regulations; shall be loyal and diligent to the Employer; shall not engage in any activity that violates PRC laws or regulations; shall not engage in any activity that undermines the Employer’s interests; shall not seek personal gain, directly or indirectly, by utilizing her/his position or power within the Employer.

(2)	至本合同签署之日，乙方没有受过任何行政及刑事处罚；

As of the date of execution of this Contract, the Employee has not been subject to any administrative or penal punishments;

(3)	乙方签署本合同不会违反任何其与前用人单位或其他公司签署的合同或承诺；

The Employee warrants that this Contract does not contradict any contract with or promise to her/his previous employer or any other entity;

(4)	至本合同签署之日，乙方没有任何其他影响本合同签署及执行的违约或过错行为；

As of the date of execution of this Contract, there is no breach or wrongdoing by the Employee that will affect her/his execution of this Contract;

(5)	乙方在本合同中的陈述及保证都是真实的、准确的和完整的。乙方的陈述与保证不真实、不准确、不完整将被视作严重违反甲方规章制度， 甲方有权立即解除本合同，且乙方应当赔偿由此而给甲方造成的全部损失。

The Employee’s representations and warranties in this Contract are real, accurate and complete. Any false, inaccurate or incomplete representation or warranty shall be a material violation of the Employer’s rules and policies, in which case the Employer is entitled to terminate this Agreement immediately and recover all losses incurred by the Employer due to such violation from the Employee.

第五章 工作时间、劳动保护和工作条件

Chapter 5 Work Schedule, Labor Protection and Working Conditions

7.	甲方保证乙方每周不少于1.5天的休息时间。具体工作时间按照甲方的排。

The Employer shall ensure that the Employee has no less than 1.5 days to take a rest every week. The actual working schedule is subject to the arrangement of the Employer.

8.	甲方可因工作需要要求乙方加班，且加班应当获得甲方的事先书面批准，未经甲方书面批准同意的加班，甲方不支付加班工资。如乙方未能在合理的工作时间完成本应完成的工作任务， 导致乙方需要在工作时间之外完成该工作任务，则不视为加班。甲方应按照其加班管理制度及相关法律法规向乙方支付加班费。

The Employer shall be entitled to require the Employee to work overtime with the Employer’s prior written permission based on the workload, without which the Employer will not pay any overtime compensation to the Employee. Provided that the Employee fails to complete the workload that should has been completed within reasonable working hours, then it shall not be deemed as overtime work if the Employee needs to complete the workload after the working hours. The Employer shall pay the Employee overtime compensation pursuant to its overtime management policies and related laws and regulations.

9.	如乙方对当月考勤记录及加班记录有异议，应在次月5日前，向甲方提出书面异议，否则视为确认甲方的考勤及加班记录。

If the Employee has any objection on the attendance record and overtime record of that month, the Employee shall submit a written objection to the Employer before the 5th of the following month, nevertheless, it shall be deemed as the Employee confirms the attendance record and overtime record.

10.	甲方应向乙方提供适当的工作条件和设施，提供符合国家标准的劳动保护；乙方应遵守甲方制定的劳动安全卫生制度。

The Employer shall provide the Employee with appropriate work conditions, facilities and labor protections that conform to national standards; the Employee shall abide by the Employer’s safety and health rules.

11.	甲方负责为乙方安排业务技术、劳动安全卫生制度及内部规章的教育和培训。

The Employer shall arrange staff trainings about business, techniques, labor safety and health rules, as well as Employee Handbook and other internal rules for the Employee.

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第六章 报酬

Chapter 6 Remuneration

12.	根据乙方承担的本合同项下的责任和义务，甲方将于每月10日向乙方支付当月工资，如该日适逢休息日或法定节假日， 则甲方应于休息日或法定节假日之前的最后一个工作日支付乙方之工资。乙方的年度总工资不超过人民币伍拾万元， 甲方根据乙方的工作表现可以自行决定额外支付一定的年度奖金（统称为“报酬”）。

Based on the responsibilities and obligations undertaken by the Employee under this Contract, the Employer shall pay the Employee with her/his monthly salary on the 10th date of each month. If such date happens to be on a weekend or on a public holiday, the Employer shall deliver monthly salary on the last working day before such weekend or public holiday. The annual salary of the Employee in total is no more than 500,000 RMB, and the Employer at its sole discretion may pay certain annual bonus to the Employee based on his performance (collectively, “Remunerations”).

13.	乙方在每次收到报酬时，均应当认真核算；如有异议的，必须在收到报酬之日起五日内向甲方提出书面异议，否则视为乙方确认接受。

The Employee shall calculate precisely when he receives the Remunerations. The Employee shall submit a written objection to the Employer within 5 days from the date of receipt of Remunerations if the Employee has any objection, nevertheless, it shall be deemed as the Employee’s confirmation of acceptance.

14.	在本合同的聘用期内，甲方将根据其现行工资制度和职位调整政策决定乙方的税前收入。工资将由甲方支付到其指定的个人银行账户或以其认为适当的其他方式支付。

During the term of this Contract, the Employer shall adjust the Employee’s pre-tax income according to its current salary systems and policies. Salaries will be paid by the Employer to the Employee’s designated personal bank account or in any other manner the Employer deems appropriate.

15.	乙方应依照中国相关法律法规的规定承担其从甲方获取的工资和其他报酬的个人所得税。依照法律规定，甲方作为扣缴义务人，应在支付乙方报酬前代扣代缴其个人所得税及其他应缴税款。

The Employee shall bear her/his own income taxes on the salaries and other Remunerations paid by the Employer according to applicable laws and regulations of the PRC. As the withholding agent required under law, the Employer shall withhold and remit the Employee’s individual income taxes and other payable taxes prior to paying the Employee’s Remunerations to the Employee.

16.	甲方有权根据乙方的工作能力、经验、态度、表现、工作成绩、工龄和职务，并依据甲方的工资和职位调整政策及经营状况适当调整乙方的工资和福利待遇。

The Employer is entitled to timely adjust the Employee’s salaries and benefits based on the Employee’s competence, experience, attitude, performance, accomplishments, seniority and position, as well as based on its salaries and human resources policies and its business operations.

17.	依据中国有关法律法规，甲方应从支付给乙方的报酬中作出如下扣减或扣除：

In accordance with applicable laws and regulations, the Employer shall withhold or deduct the following items from the Remunerations paid to the Employee:

(1)	乙方的个人所得税；

The Employee’s individual income taxes;

(2)	社会保险、住房公积金和其他福利金中乙方个人应承担的部分；

Portions from social insurance premiums, housing funds and other benefits that shall be borne by the Employee;

(3)	所有要求甲方代扣的法院判决和仲裁裁决中乙方应付的赔偿或罚款；

All the Employee’s payable damages or penalties from court verdicts or arbitration awards required to be withheld and remitted by the Employer;

(4)	所有根据法院裁判或仲裁裁决应由乙方支付给甲方的赔偿或罚款。

All the damages or penalties based on court verdicts or arbitration awards required to be paid by the Employee to the Employer.

18.	甲方可以根据其业务运营情况和内部规章规定，自行决定是否向乙方发放奖金，并有权决定奖金的具体数额，发放条件和发放形式。但无论前款如何规定，发放奖金并非甲方的义务。

The Employer may, at its sole discretion, and based on its operational needs and in accordance with the Employee Handbook and other internal rules, decide whether or not to issue a bonus to the Employee, determine the amount of any such bonus, and determine the conditions and manner of issuance of such bonus. Despite the aforesaid provision, the issuance of bonus shall not be the Employer’s obligation.

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第七章 保险、福利和休假

Chapter 7 Insurance, Welfare and Leave

19.	甲乙双方应当按照国家和地方有关社会保险的法律、法规和政策规定参加基本养老、基本医疗、失业、工伤和生育保险，依法缴纳各项社会保险费及住房公积金。

The Parties shall pay premiums for social insurance and housing funds that are required by national and local laws, regulations and policies on social insurance, such as basic pension insurance, basic medical insurance, unemployment insurance and maternity insurance.

20.	甲方应依法保证乙方的休息权利。乙方依法享受法定节假日以及婚丧、带薪休年假等休假权利。乙方休带薪年假必须事先得到甲方的书面批准，具体要求见甲方的有关规定。

The Employer shall guarantee the Employee’s rights to rest and leisure according to law. The Employee is entitled to enjoy leave for public holidays, marriage leave, funeral leave, annual paid leave, etc. The Employee shall receive written permission from the Employer before taking annual paid leave, the specific requirements shall refer to the relevant policies of the Employer.

21.	乙方在合同期内，休息休假、患病或负伤、患职业病或因工负伤、生育、死亡等待遇，以及医疗期、孕期、产期、哺乳期的期限及待遇，按相关法律、法规的规定执行。

During the term of this Contract, treatment for the Employee for leave, sickness, being wounded, occupational diseases, work injuries, giving birth, and for being deceased, medical treatment, and treatment for pregnancy, maternity, and breastfeeding shall be carried out in accordance with law.

第八章 劳动纪律

Chapter 8 Labor Discipline

22.	乙方应遵守甲方依法制定的劳动纪律和内部规章，严格服从甲方的指令和决定，保管好甲方的全部资产，并遵守职业道德。

The Employee shall abide by the Employee Handbook and other internal rules stipulated by the Employer pursuant to law. The Employee shall also strictly adhere to the Employer’s instructions and decisions, take care of its assets, and shall abide by professional ethics.

23.	若乙方违反了甲方的劳动纪律或内部规章，甲方可以依照规定对乙方进行处罚。

In the event the Employee violates the Employee Handbook or other internal rules, the Employer may impose punishment on the Employee in accordance with the such internal rules and/or the Employee Handbook.

24.	对于乙方违反有关法律、劳动纪律和内部规章而给甲方造成经济损失的，甲方有权要求乙方赔偿其损失。

The Employer shall be entitled to claim damages against the Employee for the losses caused by her/his violation of relevant laws, the Employee Handbook and other internal rules of the Employer.

25.	甲方有权根据经营需要随时合理地修改劳动纪律和内部规章，但甲方应以其认为适当的方式告知乙方，这些方式包括但不限于通知、公告、电子邮件和备忘录。 乙方应当阅读、理解并遵守甲方最新修订的规章制度。

The Employer shall be entitled to reasonably amend its Employee Handbook and other internal rules based on its operational needs at any time, and shall notify the Employee of such amendment in any way the Employer deems proper, including but not limited to notice, announcement, e-mail and memorandum of any such changes. The Employee shall read, understand, and abide by the revised and newly stipulated rules and Employee Handbook of the Employer.

26.	乙方在甲方任职期间，不可兼职于其他任何企业或单位。乙方任职期间的职务发明、创造、开发、设计、改良、生产成果全部归属于甲方，因此而获得的任何知识产权， 包括但不限于专利权、著作权、非专利技术亦全部归属于甲方。

The Employee shall not take a position in any other enterprise or company during her/his term of employment. Any invention, creation, development, design, improvement, production made by the Employee during the term of the employment shall belong to the Employer, and any intellectual property rights arising therefrom, including but not limited to patent rights, copyrights, know-how, shall belong to the Employer.

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第九章 保密责任

Chapter 9 Confidentiality

27.	乙方应对甲方及其关联方的秘密信息保密，遵守甲方相关保密政策。未经甲方事先书面同意，乙方不得使用或向任何第三方泄露任何甲方的资料和信息。 乙方应视甲方要求签署附件一的《保密、知识产权与不竞争协议》，并严格遵守《保密、知识产权与不竞争协议》约定。若乙方违反《保密、知识产权与不竞争协议》中约定的相关义务， 应当按照《保密、知识产权与不竞争协议》约定向甲方支付违约金。

The Employee shall keep the Employer’s and its affiliate’s confidential information confidential and shall abide by any confidentiality rules set forth by the Employer. The Employee shall not take, use or disclose any of the Employer’s material or information to any third party unless she/he obtains the Employer’s prior written consent. The Employee shall, at the request of the Employer, execute and strictly adhere to the Confidentiality, Intellectual Property and Non-competition Agreement in the form attached hereto as Appendix I. If the Employee breaches the relevant obligations stipulated in such Confidentiality, Intellectual Property and Non-competition Agreement, she/he shall pay liquidated damages to the Employer pursuant to such agreement.

28.	乙方同意，甲方有权根据其合理运营需要，披露乙方的个人信息，包括但不限于乙方的姓名、地址、国籍、职位、工资、银行账户、本合同及其续约和变更情况。

The Employee agrees that the Employer may disclose her/his personal information, including but not limited to the Employee's name, address, nationality, position, payment, bank account, or this Contract, its renewal and amendment, as required by the Employer based on its reasonable operational needs.

第十章 劳动合同的变更、终止和延期

Chapter 10 Modification, Termination and Extension of the Employment Contract

29.	若适用于本合同的法律法规被修订，本合同的相应部分或附件也应相应地进行修订。如果订立本合同时所依据的客观情况发生重大变化或者本合同与中国的有关法律法规相冲突， 致使本合同无法履行，双方可以根据中国有关法律法规，通过友好协商协议变更合同的相关部分。

In the event that the laws and regulations governing this Contract are amended, the corresponding parts of this Contract and its appendixes so affected shall be automatically modified accordingly. In the event the circumstances under which this Contract was concluded materially changes or any conflict exists between this Contract and relevant laws and regulations that renders the Contract unenforceable, the relevant parts of this Contract may be modified in accordance with the such relevant laws and regulations, upon mutual agreement between the Parties through amicable negotiation.

30.	双方可以通过签订《劳动合同变更协议》来修改本合同的部分内容，或者经协商一致签订新的劳动合同。除本合同另有明确规定者外， 一方要求变更本合同，应提前三十日以书面形式通知对方。

The Parties may modify any part of this Contract by executing an Agreement to Modify the Employment Contract, or by executing a new employment contract upon mutual agreement. Unless otherwise expressly stipulated in this Contract, a Party shall notify the other in writing 30 days in advance if modification of the Contract is required.

31.	发生下列情况时，如一方要求对本合同相关内容进行合理变更，另一方应同意：

A Party shall agree to the reasonable modification of the Contract required by the other Party under the following circumstances:

(1)	订立本合同所依据的法律、法规已经修改；

The laws and regulations that the Contract is concluded on has been revised;

(2)	甲方的经营条件、主要业务或产权结构发生重大变化，无法继续履行本合同的；

The operation condition, main business scope or industry structure has changed materially, and the Contract could not be performed;

(3)	由于一方因难以克服的客观原因致使本合同无法正常履行的；或

The Contract could not be performed appropriately due to objective reasons which cannot be overcome by a Party; or

(4)	法律法规规定的其他情况。

Other circumstances stipulated by the laws and regulations.

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32.	发生下列任何一种情况，甲方有权随时单方面对乙方的任职部门、职位、级别、工资及工作内容进行调整：

The Employer is entitled to adjust the department, position, level, salary and work tasks of the Employee unilaterally at any time under the following circumstances:

(1)	乙方有失职行为或被证明不能胜任本职工作；

The Employee fails to perform the duties or to be proved to be incompetent for the position;

(2)	乙方不服从直接上级职权范围内合理的指示；

The Employee fails to follow the reasonable instructions within the authority of the supervisors in the same department;

(3)	乙方行为不当，与正当及忠诚履行职责的原则不相符；

The Employee fails to behave appropriately, which is inconsistent with the principle of performing responsibilities appropriately and faithfully;

(4)	乙方所任职的部门或所担任的岗位已被甲方撤销；

The department or position of the Employee has been revoked by the Employer;

(5)	乙方因疾病、受伤或意外而无法履行其职务的时间累计超过一个月或在十二个月内累计超过三十个工作日。

The Employee fails to perform its duties due to illness, injury or accident for more than 1 month or more than 30 business days within 12 months.

甲方根据本条款对乙方的职位、级别、工资及工作内容进行调整时，应当以书面方式通知乙方。如乙方接受甲方所做的调整，并于甲方通知之日起十个工作日内签字确认，则本合同继续生效。

The Employer shall notify the Employee in writing when adjusting the Employee’s position, level, salary and work tasks pursuant to this Article. The Employee shall confirm by signature in 1 business days from the notification of the Employer, under which circumstance the Contract continues to take effect.

33.	双方可以通过协商一致的方式书面终止本合同。

This Contract may be terminated upon mutual agreement between the Parties in writing.

34.	出现下列情形，本合同终止：

This Contract terminates under the following circumstances:

(1)	劳动合同期满的；

This Contract has expired;

(2)	乙方开始依法享受基本养老保险待遇的；

The Employee has started exercising the basic pension insurance entitlements;

(3)	乙方死亡，或者被人民法院宣告死亡或者宣告失踪的；

The Employee is dead or declared dead by a People's Court or declared missing;

(4)	甲方被依法宣告破产的；

The Employee is declared bankrupt pursuant to the laws;

(5)	甲方被吊销营业执照、责令关闭、撤销或者甲方决定提前解散的；

The Employer's business licence is revoked, the Employer is ordered to close down or revoked or the Employer has decided to dissolve prematurely; or

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(6)	法律、行政法规规定的其他情形。

Any other circumstances stipulated by the laws and regulations.

35.	出现下列情形，甲方无须事先书面通知，有权单方终止本合同。但甲方应将该终止决定告知乙方，该终止立即生效：

The Employer shall be entitled to unilaterally terminate this Contract with immediate effect without any prior written notice to the Employee under the following circumstances, provided that the Employer shall notify the Employee of such termination:

(1)	乙方严重违反甲方劳动纪律、规章制度的（包括但不限于劳动纪律、员工手册和其他内部规章）；

The Employee seriously violates the Employer’s Employee Handbook or other internal rules (including but not limited to work rules, Employee Handbook and other internal rules);

(2)	乙方严重失职或者营私舞弊给甲方利益造成重大损害的；

The Employee causes substantial damage to the interests of the Employer;

(3)	乙方同时与其他用人单位建立劳动关系，对完成甲方的工作任务造成严重影响，或经甲方提出，拒不改正的；

The Employee established an employment relationship with another employer while this Contract is effective, which materially affects the completion of her/his tasks with the Employer, or the Employee refuses to rectify such issue after being requested to do so by the Employer;

(4)	因乙方以欺诈、胁迫的手段或者乘人之危，使甲方在违背真实意思的情况下订立或变更合同而导致合同无效的；或者

This Contract was concluded or modified due to the Employee’s fraud, coercion or as a result of the Employee taking advantage of the Employer’s perilous situation against the Employer’s will, rendering this Contract invalid; or

(5)	乙方被依法追究刑事责任。

The Employee is held to be criminally liable.

36.	有下列情况之一的，甲方可以提前30天书面通知乙方或者额外支付乙方一个月工资后终止本合同。

The Employer may terminate this Contract by providing 30 days prior written notice to the Employee or paying the Employee an extra month’s salary in lieu of notice under the following circumstances:

(1)	乙方患病或非因工负伤，法定医疗期和恢复期满后，不能从事原工作也不能胜任甲方为其另行安排的工作的；

After undergoing a legally prescribed period of medical treatment and recuperation for an illness or a non-work-related injury, the Employee remains unable to carry out her/his duties and is unfit for the duties otherwise assigned to the Employee by the Employer;

(2)	乙方不能胜任按照合同条款或甲方规定的标准的要求，经过培训或者调整工作岗位仍不能胜任的；

The Employee is unable to meet the requirements provided for in this Contract or by the Employer, and remains unable to meet such requirements after staff training or a transfer of position;

(3)	订立合同所依据的客观情况发生重大变化，致使本合同无法履行，双方无法就本合同的必要变更通过协商达成协议的。

This Contract cannot be performed because the objective circumstances under which the Contract was concluded have materially changed, and the Parties cannot reach an agreement to modify this Contract.

37.	第36.(3)条中的“客观情况的重大变化”包括但不限于：

A material change under Article 35.(3) includes but is not limited to:

(1)	甲方被其他企业单位兼并，或甲方资产的关键部分被出售或转让给其他企业或第三方；

The Employer merges or is acquired by another entity, or its key assets have been sold or transferred to another entity or any third party;

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(2)	甲方经营策略的重大调整或经营环境的重大变化；

The Employer’s business strategy materially changes or the business environment materially changes;

(3)	甲方经营发生严重困难；

There is major difficulty in the Employer’s operations;

(4)	甲方进入治理整顿或生产经营处于全部或部分停滞阶段；

The Employer enters the period of rectification, or its business operations have been entirely or partially suspended;

(5)	甲方根据业务发展或实际的市场状况决定终止与乙方工作直接相关的研究和开发；或者

The Employer has decided to cease the research and development directly related to the Employee’s work due to its business needs or the actual market situation; or

(6)	根据新颁布的法律法规，任何一方或双方无法履行本合同。

Either Party or both Parties are unable to perform this Contract due to newly promulgated laws and regulations.

38.	合同期内，乙方有权辞职并终止本合同，但应提前30天书面通知甲方。因乙方原因给甲方造成的经济损失，甲方有权从应支付给乙方的相应工资或任何其他报酬中予以扣减，以抵免损失， 不足部分甲方仍有权要求乙方赔偿。

The Employee is entitled to resign and terminate this Contract during the term of this Contract by providing 30 days written notice to the Employer. Any economic loss incurred by the Employer due to the Employee may be deducted by the Employer from the salary or any other Remunerations payable to the Employee in order to offset such losses, and in addition, the Employer is also entitled to claim damages against the Employee for the losses incurred beyond the amounts so deducted.

39.	甲方濒临破产、经营不善或经营状况发生严重困难时，应向职工说明情况，征得职工的谅解，并经向劳动行政管理部门报告后，甲方可以终止本合同。

If the Employer is on the verge of bankruptcy, or incurs serious difficulty in its management or operations, it shall explain such situation to its employees. After seeking the employees’ opinions and reporting to the Administrative Department of Labor, the Employer may terminate this Contract.

40.	乙方有下列情形之一的，甲方不得根据本合同第35条、第39条的规定终止本合同：

The Employer shall not terminate this Contract pursuant to Article 35 or Article 39 herein if the Employee is under the following circumstances:

(1)	从事接触职业病危害作业的劳动者未进行离岗前职业健康检查，或者疑似职业病病人在诊断或者医学观察期间的；

The Employee has been engaged in activity that expose her/him to occupational disease hazards, and has not undergone a pre-departure occupational health examination, or is suspected to have occupational disease and is undergoing diagnosis or medical observation;

(2)	在本单位患职业病或者因工负伤并被确认丧失或者部分丧失劳动能力的；

There is proof that the Employee lost or partially lost her/his capacity to work due to an occupational disease or a work-related injury that occurred during the employment;

(3)	患病或因非工负伤，在规定的医疗期内；

The Employee is within the prescribed period for medical treatment due to disease or non-work-related injuries;

(4)	女职工在孕期、产期、哺乳期内的；

A female Employee who is pregnant, in maternity leave or is breastfeeding;

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(5)	在本单位连续工作满十五年，且距法定退休年龄不足五年的；

The Employee has been continuously working for the Employer for more than 15 years and is less than 5 years away from legal retirement;

(6)	法律、行政法规规定的其他情形。

Other circumstances provided by laws and regulations.

41.	有下列情形之一的，乙方可以终止本合同：

The Employee is entitled to terminate this Contract under the following circumstances:

(1)	甲方未依法为乙方缴纳社会保险的；

The Employer fails to pay social insurance premiums for the Employee in accordance with law;

(2)	甲方以暴力、威胁、拘禁或者非法限制人身自由的手段强迫乙方劳动的，或甲方违章指挥、强令冒险作业危及乙方人身安全的；

The Employer forces the Employee to work by using violence, intimidation, detention or illegal constraint of the Employee’s freedom, or the Employer’s instructions violate legal rules or regulations or the Employer forcibly orders the Employee to work, in each case threatening the Employee’s safety;

(3)	甲方未能按照本合同约定足额支付劳动报酬，未能提供约定的劳动保护或劳动条件的；

The Employer fails to pay Remunerations in full amount, or fails to provide the labor protections or working conditions set forth in this Contract;

(4)	因甲方以欺诈、胁迫的手段或者乘人之危，使乙方在违背真实意思的情况下订立或变更合同而导致合同无效的；

This Contract was concluded or modified because of the Employer’s fraudulence, coercion or taking advantage of the Employee’s perilous situation and was against the Employee’s will, rendering this Contract invalid;

(5)	甲方的规章制度违反法律、法规的规定，损害乙方权益的；

The work rules or Employee Handbook of Employer violate laws or regulations, thereby harming the Employee’s rights and interests;

(6)	法律、行政法规规定乙方可以解除劳动合同的其他情形。

Other circumstances under which laws or administrative regulations permit the Employee to terminate the employment contract.

42.	本合同终止时，乙方应立即停止以甲方名义从事一切活动或应甲方的要求完成未了事务，结清所有账目。 乙方应在本合同终止之日前归还其占有的甲方的全部财产及移交所有文件档案（包括但不限于书面文件及电子文档），甲方确认后为乙方办理离职手续，并出具离职证明。 乙方未能完成上述交接手续的，甲方可以拒绝办理乙方的离职手续，并可用支付给乙方的款项抵消甲方由此遭受的损失。

Upon termination of this Contract, the Employee shall cease conducting any activities on the Employer’s behalf, or complete unfinished matters pursuant to the Employer's request, and settle all accounts with the Employer. The Employee shall, before the date of termination of this Contract, return all properties and hand over all files and documents (including but not limited to written documents and electronic documents) in her/his possession that belong to the Employer. The Employer shall carry out termination procedures after all of the aforesaid properties, files and documents are returned, and shall issue a termination certificate. If the Employee fails to complete the above handover procedures, the Employer may refuse to carry out the termination procedure and may offset any losses incurred by it due to such failure by amounts payable by it to the Employee.

43.	乙方在甲方所从事的工种无任何职业危害，所以乙方离职时，甲方不再为乙方进行职业病检查。

The Parties agree that the Employee’s work with the Employer does not involve occupational hazards; therefore no occupational hazard examination is required upon the Employee’s dismissal.

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第十一章 经济补偿与赔偿

Chapter 11 Economic Compensation and Damages

44.	甲方因乙方违反有关法律、甲方的规章制度、或乙方与第三方签订的任何有约束力的文件而受到经济损失的，乙方应就由此所产生的或与之有关的一切索赔、责任、 损害赔偿和支出（包括合理的律师费和诉讼费）赔偿甲方，并使甲方免受损失。

If the Employer incurs any losses due to the Employee’s violation of any relevant law or the work rules and Employee Handbook of the Employer, or due to any legally binding obligations between the Employee and a third party, the Employee shall compensate the Employer for any claims, responsibilities, damages or costs (including reasonable attorney’s fees and trial fees) arising therefrom or in connection herewith, and shall hold the Employer harmless against any losses.

45.	由甲方承担费用对乙方进行培训的，在培训乙方之前，甲方有权要求乙方签署《培训协议》或类似协议约定服务期；如果乙方违反服务期约定， 乙方应在辞职时按约定补偿甲方承担的培训费并承担相应的违约责任。

Before the Employee is trained at the Employer’s expense, the Employer may require the Employee to execute a training agreement or similar agreement that specifies the service term. If the Employee violates such service term, she/he shall pay the training fees to the Employer and bear liability for breach in accordance with the agreement upon her/his dismissal.

第十二章 劳动争议的解决

Chapter 12 Settlement of Labor Disputes

46.	本合同解释和履行过程中产生的任何争议应通过双方友好协商解决。未能通过友好协商解决的，一方或双方可以依法将争议提交给有管辖权的劳动争议仲裁委员会申请仲裁。 双方对该劳动争议仲裁委员会的仲裁裁决无异议的，该仲裁裁决即为终局裁决，对双方均有约束力；除非法律另有规定，若任一方对仲裁裁决不服的，可以依法向有管辖权的法院提起诉讼。

Any dispute arising out of the interpretation and performance of this Contract shall be settled through friendly consultation between the Parties. If the Parties fail to reach an agreement through friendly consultation, one or both Parties may bring a dispute under this Contract to the competent Labor Dispute Arbitration Commission in accordance with law. If the Parties agree on the arbitral award granted by such Labor Dispute Arbitration Commission, such arbitral award shall be final and binding upon the Parties; if either Party rejects the arbitral award, such Party may bring suit in a competent court, unless otherwise stipulated by law.

第十三章 其他

Chapter 13 Miscellaneous Provisions

47.	向乙方提供的并为其知悉且同意遵守的劳动纪律及公司规章制度与本合同有同等法律效力。

The Employee has consented to and agreed with the Employer’s work rules and Employee Handbook, which have been provided to and are known by the Employee. Such working rules and Employee Handbook have equal legal validity as this Contract.

48.	甲方可根据乙方职位需要，自行决定要求乙方签署内容和格式如附件一的《保密、知识产权与不竞争协议》。

The Employer may, at its sole discretion and depending on the requirements of the Employee’s position, request the Employee to enter into a Confidentiality, Intellectual Property and Non-competition Agreement in a form attached hereto as Appendix I.

49.	本合同项下要求或发出的所有通知或任何正式文件可以通过电子邮件或者挂号邮寄方式送达，该等通知或任何正式文件视为有效送达的日期按如下方式确定：

All notices and official documents required or permitted to be given pursuant to this Contract shall be delivered by Email or registered mail, and shall be deemed to have been effectively delivered as follows:

(1)	如果通过电子邮件方式发出的，则以成功传送之日为有效送达日（应以自动生成的传送确认信息为证）；

Notices and official documents delivered by Email shall be deemed to be effectively delivered on the date of its successful transmission (as evidenced by a confirmation of transmission that is automatically generated);

(2)	如果通过挂号邮寄方式发出的，则以送达到甲方地址、乙方通讯住址即视为已送达。

Notices and official documents delivered by registered mail shall be deemed to be effectively delivered when they are delivered to the recipient’s address.

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若任何一方地址/通讯地址、电子邮箱/私人电子邮箱发生变化，应立即以书面形式通知另一方。否则造成双方联系障碍，由过错的一方负责。

If either party changes its address or Email, such Party shall immediately notify the other Party of such changes in writing; otherwise if any communication issue occurs, the violating Party shall be responsible.

50.	任何条款的无效和不可执行都不影响本合同其他条款的效力。

The invalidity and unenforceability of any provision shall not affect the validity of any of the other provisions herein.

51.	任何一方未行使或迟延行使本合同项下的权利并不构成对该权利的放弃。

The failure or delay of either Party to exercise a right under this Contract shall not constitute a waiver of such right.

52.	本合同的附件一经双方签署即构成本合同不可分割的一部分，应与本合同一体解释，附件中未约定的事项但法律有明确规定的，以法律规定为准。

The appendix and exhibit hereto, once executed by the Parties, shall be an integral part of this Contract, and shall be construed together with this Contract. Items not covered in the appendices but are provided for by law shall be governed by such applicable law.

53.	如本合同与有关的法律法规不一致，应以有关法律法规的规定为准。如本合同与双方签订的其他协议不一致，应以本合同的约定为准。

If there is any conflict between this Contract and relevant laws and regulations, the latter shall prevail. If there is any conflict between this Contract and other agreements executed by the Parties, the former shall prevail.

54.	本合同以中文和英文写成。如中英文版本不一致的，以中文版本为准。

This Contract is written in Chinese and English. In the event there is any discrepancy between the Chinese and English versions, the Chinese version shall prevail.

55.	本合同自甲方盖章、甲方法定代表人或授权代表及乙方签署并于文首所载之日起正式生效。

The Contract becomes effective upon being stamped by the Employer and being signed by the Legal Representative or Authorized Representative of the Employer and Employee on the date specified at the beginning of this Contract.

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甲方：大有人在（深圳）科技有限公司 （盖章） Employer: Dayou Renzai (Shenzhen) Technology Co., Ltd. (seal) 法定代表人或授权代表：李瓒宇 Legal Representative or Authorized Representative: LI Zanyu 签署： Signature: /s/Li Zanyu	乙方：李瓒宇 Employee: LI Zanyu 签署： Signature: /s/Li Zanyu

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附件一

Appendix I

保密、知识产权与不竞争协议

Confidentiality, Intellectual Property and Non-Competition Agreement

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附件一 保密、知识产权与不竞争协议

Appendix I Confidentiality, Intellectual Property and Non-Competition Agreement

本《保密、知识产权与不竞争协议》（“本协议”）由以下双方于2022年2月15日在中华人民共和国（“中国”）深圳市签署。

This Confidentiality, Intellectual Property and Non-Competition Agreement (this “Agreement”) is entered into by and between the following parties on February 15, 2022 in the city of Shenzhen, the People’s Republic of China (the “PRC”).

甲方： Employer:	大有人在（深圳）科技有限公司 Dayou Renzai (Shenzhen) Technology Co., Ltd.
地址：深圳市南山区粤海街道大冲社区华润置地大厦C座3604单元 Address: Unit 3604, Block C, China Resources Land Tower, Dachong Community, Yuehai Street, Nanshan District, Shenzhen 电子邮箱：SAM.L@dhssys.com Email: SAM.L@dhssys.com

乙方： Employee:	李瓒宇 LI Zanyu

通讯地址：深圳市南山区粤海街道大冲社区华润置地大厦C座3604单元

Contact Address: Unit 3604, Block C, China Resources Land Tower, Dachong Community, Yuehai Street, Nanshan District, Shenzhen

身份证/护照号码：中国 XXXXXXXXXXX

ID/Passport Number: China XXXXXXXXXXX

紧急联系人及联系方式：谢靖 +XXXXXXXX

Emergency Contact Details: XIE Jing +XXXXXXXX

私人电子邮箱：XXXX@gmail.com

Private Email: XXXX@gmail.com

甲方和乙方以下各称为“一方”，统称为“双方”。

Each of the Employer and Employee shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

鉴于：

Whereas:

甲方和乙方于2022年2月15日签署了《劳动合同》，乙方受聘于甲方，并从甲方获得工资报酬，经双方自愿平等协商一致同意签署本协议。

The Parties have entered into an Employment Contract on February 15, 2022, pursuant to which, the Employee is employed and paid with salaries by the Employer. The Parties hereby voluntarily agree to enter into this Agreement after negotiating at arm’s length.

第	1 条 定义

Definition

1.1	“业务”，指电商服务，日用品、宠物用品、家用产品、农业种植用品的出口与销售。

“Business” means online merchandising services, export and sales of daily necessities, pet supplies, home products and agricultural growing supplies

1.2	“关联方”，指通过所有权、享有投票权的股权或者其他方式，控制或为其所控制或与其受相同控制的任何企业或其他实体。为本定义之目的，“控制”指 (a) 直接或间接拥有管理或影响该实体的管理层和政策的权利，无论是通过具有投票权的股权，或通过合同、信贷安排或代理，作为受托人、执行人、代理人，还是通过其他方式；(b) 直接或间接拥有该公司百分之五十（50%）以上的投票权；或 (c) 直接或间接任命该公司或实体的董事会或类似管理机构的多数成员或以其他方式控制该公司或实体的董事会或类似管理机构的权力。

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“Affiliates” means any company or other entity that, through ownership, voting stock or otherwise, controls or is controlled by, or under common control with, such Party. For the purposes of this definition, the term “control” shall mean (a) the power, direct or indirect, to direct or cause the direction of the management and policies of such a company or entity whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise; (b) the possession, directly or indirectly, of more than fifty percent (50%) of the voting power of such company; or (c) the power, directly or indirectly, to appoint a majority of the members of, or otherwise control, the board of directors or similar governing body of such a company or entity.

1.3	“地域”，包括中国大陆、港澳台以及其他国家和地区。

“Areas” includes Mainland China, Taiwan, Hong Kong, Macao and other countries and areas.

第	2 条 保密

Confidentiality

2.1	秘密信息。本协议中的秘密信息包括：

Confidential Information. Confidential Information in this Agreement includes:

2.1.1	甲方信息。甲方信息包括任何专有信息，商业秘密，技术资料或专有技术，包括但不限于调查研究、模式、计划、汇编物、发明与创造、产品、公式、设计、模型、方法、技术、过程、程序、计算机程序及软件（无论是源代码或目标代码）、数据库、开发计划、研究开发记录、技术报告、检测报告、实验数据、操作手册、技术文档、技术、硬件配置信息，产量，设备变更、服务、客户名单和客户（包括但不限于乙方在劳动合同期限内走访或认识的甲方的和/或其关联方其他成员的客户）、供应商名单、合作方、市场、定价、营销、财务、工资、法律事务以及向乙方透露的、乙方直接或间接从甲方或其关联方其他成员获得的书面的或口头的、从图纸或对设备和部件的观测中获得的其关联方其他商业信息。秘密信息可以是一份完整的方案、文件或产品，也可以是某一方案、文件或产品中的部分数据或部分要素。双方进一步理解秘密信息不包括上述项目中已经公开的和乙方或有相关保密义务的其他人通过正当手段通常可以获得的信息。

Employer’s Information. Employer’s information means any proprietary information, trade secrets, technical data, or know-how, including, but not limited to, research, patterns, plans, compilations, inventions and developments, products, formulas, designs, prototypes, methods, techniques, processes, procedures, computer programs and software (whether as source code or object code), database, development plans, records for research and development, technical report, inspection report, experimental data, operation manual, technical documentation, technologies, hardware configuration information, yield data, equipment modifications, services, customer lists and customers (including, but not limited to, customers of the Employer and/or any of its Affiliates), supplier lists, partners, markets, pricing, marketing, finances, salary, legal business or other business information of the Employer and/or its Affiliates disclosed to the Employee or obtained by the Employee from the Employer or any of its Affiliates, either directly or indirectly, in writing, orally or by drawings or observation of parts or equipment. Confidential Information may be a complete set of plans, documentation or products, and may also be part of the information or elements that are part of a complete set of plans, documentation or products. The Parties further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of the Employee or of others who were under confidentiality obligations as to the item or items involved.

2.1.2	第三方信息。乙方知道甲方和/或其关联方其他成员已从或将从包括甲方及其关联方在内的第三方获得秘密信息或专有信息，甲方和/或其关联方其他成员都有义务对这些信息保密，并只可用于某些特定目的。若非为完成依甲方和/或其关联方其他成员与第三方的协议约定的工作之必要时，乙方将严守秘密，不向任何个人、合伙或公司披露或使用任何该秘密信息和专有信息。

Third Party’s Information. The Employee recognizes that the Employer and/or its Affiliates have received and in the future will receive from third parties, including the Employer and any of its Affiliates, their confidential or proprietary information, which subject the Employer and/or its Affiliates to a duty of confidentiality and/or use limitations with respect to such information. The Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out her/his work for the Employer, consistent at all times with the agreement(s) the Employer and/or its Affiliates have entered into with such third party.

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2.2	秘密信息的载体

Media of Confidential Information

2.2.1	乙方因职务上的需要所持有或保管的一切记录有甲方及其关联方秘密信息的文件、资料、照片、图表、笔记、报告、信件、传真、磁带、磁盘、仪器以及其他任何形式的载体均归甲方所有， 无论这些秘密信息有无商业上的价值。

All documents, information, photographs, diagrams, notes, reports, letters, faxes, magnetic tapes, disks, prototypes, apparatus and any other forms of media, which contain Confidential Information of the Employer and any of its Affiliates, and held or kept by the Employee for the purposes of her/his work, shall be owned by the Employer, regardless of whether the Confidential Information has any business value.

2.2.2	乙方应当于离职（无论何种原因）时，或者于甲方提出请求时，返还属于甲方及其关联方的全部财物和载有秘密信息的一切载体，不得将这些载体擅自复制、保留或交给其他任何人。

The Employee shall return to the Employer all the properties and media containing Confidential Information owned by the Employer and any of its Affiliates upon its request or upon the Employee’s dismissal (for whatever reason), and shall not reproduce, hold or give the media herein above to any other person without the written authorization of the Employer.

2.2.3	若上述记录有秘密信息的载体是乙方自备的，在乙方返还这些载体时，甲方应给予乙方相当于载体本身价值的经济补偿。

If the aforesaid media containing Confidential Information belongs to the Employee, the Employer shall compensate the Employee equivalent of the value of the media itself to the Employee when she/he returns such media to the Employer based on the value of the media at the time of return.

2.3	保密义务

Obligation of Confidentiality

2.3.1	乙方同意在聘用期限内以及无论因任何原因或理由在解除/终止双方劳动关系后的任何时候，乙方将严守秘密信息，不会使用任何秘密信息，未获得甲方的书面授权不得向任何个人、合伙或公司（包括按照甲方的保密规定无权知悉该项秘密信息的甲方其他职员）披露、传播、公布、发表、传授、转让任何秘密信息。乙方同意将对这些秘密信息保密，并至少以使用自己的保密或专有信息一样小心的程度但任何情况都不低于合理的谨慎来保护和维护秘密信息不被擅自使用、披露、报道、转让或出版。

The Employee agrees that during the term of the employment contract and at all times after the dissolution/termination of the employment relationship between the Employer and Employee for whatever reason, to hold in strictest confidence, and not to use, or to disclose, publicize, release, impart, transfer, to any person, firm or corporation (including other employees who are not entitled to the Confidential Information in accordance with the Employer's internal confidentiality rules) without prior written authorization of the Employer, any Confidential Information. The Employee agrees that she/he shall secure and keep such Confidential Information confidential and shall protect and safeguard the Confidential Information against any unauthorized use, disclosure, report, transfer or publication with at least the same degree of care as she/he uses for her/his own confidential or proprietary information, but in no event with less than reasonable care.

2.3.2	未经甲方事先书面同意，乙方不得将任何秘密信息和载有秘密信息的载体带出甲方或其关联方的办公场所之外。

The Employee shall not take any Confidential Information and media containing Confidential Information out of the Employer's office, or the office of one of its Affiliates, without the Employer prior written consent.

2.3.3	乙方的上级主管书面同意乙方披露、使用秘密信息的，视为甲方已同意这样做，前提是甲方已事先声明该主管人员拥有此项权限。

If the Employee’s supervisor has approved in writing, the disclosure or use of Confidential Information, then the Employee may disclose or use such Confidential Information in accordance with the terms set by her/his supervisor, provided that the Employer clearly states in advance that such supervisor is authorized to grant these approvals.

2.3.4	乙方不得与任何其他主体（乙方的直接亲属除外）探听、披露或讨论薪金、奖金、福利、期权或任何形式的报酬事宜。

The Employee shall not inquire, disclose or discuss any salaries, bonuses, welfare, options or any other payments with any other person except her/his direct relatives.

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2.3.5	乙方承诺，当发现秘密信息受到非法使用或泄漏等侵害时，乙方应当立即通知甲方并提供合理协助措施以防止侵害的进一步扩大。

The Employee warrants that as soon as she/he notices that Confidential Information has been infringed, such as illegal usage or leaks, etc., the Employee shall immediately notify the Employer and provide reasonable assistance to prevent further damage.

2.4	保密费用

Compensation for Confidentiality

2.4.1	乙方同意并确认，甲方在支付乙方的工资报酬时，已考虑了乙方在职及离职后需要承担的保密义务，因此甲方无须在乙方在职及离职后向乙方另行支付保密费或者类似性质的费用。

The Employee agrees and acknowledges that the Employer has taken the Employee’s non-disclosure obligation during and after the employment into consideration when calculating her/his remuneration. Therefore, no additional compensation is due to the Employee in exchange for her/his non-disclosure obligations or similar obligations, both during and after her/his employment.

第	3 条 知识产权

Intellectual Property

3.1	在先作品持有和许可。对于乙方于《劳动合同》签署之前所拥有的、所做的所有发明创造、发现、理念、原创作品著作权、技术开发，技术改进、技术方法、专有技术和商业秘密（统称为“在先作品”）（如有），且该等在先作品与甲方当前或潜在业务、产品或研发有关并尚未转让给甲方的，应当免费转让给甲方并由甲方拥有所有权。若乙方在劳动合同期限内，将乙方拥有的或有利益关系的在先作品用于甲方和/或其关联方其他成员的产品、工艺、程序或机器设备，甲方即被授予并拥有非排他的、免费的、不可撤销的、永久和世界范围内有效的许可，可以将该在先作品作为该产品、程序或机器设备的一部分或与其一道进行制作、修改、使用或销售，或责成他人制作、修改、使用或销售。

Prior Works Retained and Licensed. For all inventions, discoveries, ideas, original works of authorship, developments, improvements, methods, proprietary technology and trade secrets (collectively referred to as “Prior Works”)(if any) which were made by the Employee prior to her/his employment with the Employer and related to the Employer’s current and proposed business, products, research or development, which are not assigned to the Employer, shall be assigned at no cost to the Employer and belong to the Employer. If during the term of the employment, the Employee incorporates into a product, technic, process or machine of the Employer and/or any of its Affiliates the Prior Works owned by the Employee or in which she/he has an interest, the Employer is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual and worldwide valid license to make, have made, modify, use and sell such Prior Works as of or in connection with such product, process or machine.

3.2	发明的转让。乙方特此认可并同意，甲方对乙方单独或合作构思、开发及付诸实施的，或促成构思、开发及付诸实施的一切发明、发现、理念、思想、设计、可享有著作权的作品、原创作品、开发、改进、概念、技术开发、技术方法、技术改进、专有技术、技术诀窍、程序、商标、商业秘密、以及其他包含或可能包含任何知识产权属性或不论依照一国法律是否具有专利权或注册登记权属性的 (a) 在乙方受聘于甲方期间：(i) 与甲方和/或其关联方其他成员可预见的商业、工作、研究及发展以任何方式有关联的；或 (ii) 由乙方通过部分或全部甲方上班时间或甲方设备、物资、设施或保密信息完成的；或 (iii) 由于甲方分配给乙方任务，或乙方在履行工作或其职责范围内而产生的各类上述信息和内容，及 (b) 在乙方与甲方雇佣关系解除或终止后的一（1）年内与任何与乙方在甲方雇佣期间活动相关的各类上述信息和内容（以下统称“发明”）而享有完整的、绝对的、及排他的权利、所有权及利益。如果乙方对任何发明享有任何权利、所有权或利益，乙方特此将该等权利、所有权或利益均转让给甲方。如果乙方不能将对该等发明享有的权利、所有权或利益转让给甲方，则乙方特此授予甲方一项排他性的、免收使用费、可转让、不可撤销的、且在全世界均适用的许可（包括多层转许可再许可的权利），根据此项许可，甲方可行使该等不可转让的权利、所有权或利益。如果乙方既不能将该等发明的权利、所有权或利益转让给甲方，也不能给与甲方许可权，则乙方特此不可撤销地放弃就该等不可转让也不可许可的权利、所有权或利益向甲方或甲方的任何继承人进行索赔的权利，并同意永远也不会提出此种索赔。

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Inventions Assignment. The Employee hereby acknowledges and agrees that the Employer shall have a complete, absolute and exclusive right, title, and interest in and for any and all inventions, discoveries, ideas, designs, copyrightable works, original works of authorship, developments, improvements, concepts, technical developments, technical methods, technical improvements, know-how, procedures, trademarks, trade secrets, and other productions or items containing intellectual properties of any nature, whether or not patentable or otherwise registrable under the laws of any country, and whether or not reduced to practice, made or conceived by the Employee, whether solely by the Employee or jointly with others, (a) during the period of the Employee’s employment with the Employer, (i) that are related in any manner to the actual or demonstrably anticipated business, work, or research and development of the Employer or any of its Affiliates or (ii) that are developed in whole or in part during the Employee’s working hours with the Employer or that used any of the Employer’s equipment, supplies, facilities or Confidential Information, (iii) that result from or are implied by any task assigned to the Employee or any work performed by the Employee for or on behalf of the Employer or within the scope of Employee’s duties and responsibilities with the Employer, and (b) within one (1) year after the termination of employment, that are related to any of the Employee’s activities during her/his employment with the Employer (collectively referred to as “Inventions”). The Employee understands and agrees that the Employer is entitled to decide, using its sole discretion, whether or not to sell or commercialize any Invention. In the event that the Employee has any right or title to or interest in any Invention, the Employee hereby assigns such right, title or interest to the Employer. In the event that the Employee cannot assign any right or title to or interest in any Invention to the Employer, the Employee hereby grants the Employer an exclusive, royalty-free, assignable, irrevocable and worldwide license (including the right to sublicense through multilayered sublicensing) to exercise such right, title and interest that the Employee cannot assign to the Employer. If the Employee can neither assign nor license to the Employer any right, title or interest the Employee may have to or in any Invention, the Employee hereby irrevocably waives her/his right to assert such right, title or interest and agrees that the Employee will never assert any claims against the Employer or any successors of such entities with respect to such right, title or interest that the Employee can neither assign nor license to the Employer.

3.3	发明的披露和记录。针对任何发明，乙方同意：(i) 无论乙方是否认为本协议项下的发明受中国专利法、中国著作权法或其它法律法规的保护，
为了保护甲方在本协议下可以享有的一切权利，乙方必须立刻向甲方以秘密的方式书面披露发明及其资料和内容；以及 (ii) 在甲方的要求下，乙方必须立刻签署一份书面的发明转让协议，将与发明有关的所有权转让与甲方，并将此发明当作保密信息。
乙方同意在受雇于甲方期间为一切发明保存最新且充分的书面记录，并在该等记录上签字。该等记录将采用笔记、草图、图样以及甲方不时规定的其他格式或形式。
该等记录应随时供甲方查阅，且永远属甲方专有。

Disclosure of Inventions and Records. The Employee agrees that in connection with any Invention, (i) the Employee shall promptly disclose such Invention in writing to the Employer (which disclosure shall be received in confidence by the Employer), regardless of whether the Employee believes the Invention is protected by the PRC Patent Law, the PRC Copyright Law or any other laws and regulations, in order to permit the Employer to claim rights to which it may be entitled under this Agreement; and (ii) the Employee shall, at the Employer’s request, promptly execute a written assignment of title in relation to any Invention to the Employer, and the Employee will preserve any such Invention as Confidential Information of the Employer. The Employee agrees to keep and maintain adequate and current written records of all Inventions and sign her/his name thereon during the term of her/his employment with the Employer. The records will be in the form of notes, sketches, drawings, and any other format or manner, which may be specified by the Employer from time to time. The records will be available to and remain the exclusive and sole property of the Employer at all times.

3.4	职务发明和职务作品。双方确认，乙方在甲方任职期间，因基于职务、履行单位分派的任务或者主要是利用甲方的物质条件、业务信息等产生的发明，或无论何种原因乙方从甲方离职在离职之日起一年内完成的与其在甲方承担的本职工作或分配任务或业务有关的发明，甲方享有绝对的所有权、权利和利益，上述发明依中华人们共和国专利法和著作权法的定义属于职务发明和职务作品。乙方理解并同意甲方有权为了甲方和/或其他其关联方成员的单独利益自行决定是否将发明商业化或出售。乙方在任职期间完成的成果，乙方主张其本人享有知识产权的，应当及时向甲方书面申明。经甲方书面确认，认为确属非职务成果的，由乙方享有知识产权。乙方没有申明的，推定其为职务发明或职务作品。如某些作品不属于前述职务发明或职务作品，但与甲方或其关联方业务有关，在乙方向甲方披露此作品之日起三个月内，甲方及其关联方其他成员对该成果中的全部或部分权利（依甲方的选择而定）有优先购买权。

Service Inventions and Works Made for Hire. The Parties agree that the Employer shall have absolute ownership, right and interest in any invention that is created because of the employment or when performing an assignment or mainly by taking advantage of the Employer’s materials or business information, etc., during the Employee’s term of employment, and in any invention that is created within one year after the Employee’s dismissal (for whatever reason) from the Employer, which is in connection with the Employee’s duty or assignment with the Employer or with the Employer’s business. Such inventions are defined as service inventions and works made for hire under the PRC Patent Law and the PRC Copyright Law. The Employee understands and agrees that the Employer is entitled to decide, using its sole discretion, whether to commercialize or sell such Inventions for the sole benefit of the Employer and/or any of its Affiliates. The Employee shall notify the Employer in writing of any accomplishments made by the Employee during the term of the employment, for which the Employee claims to own intellectual property rights. If the Employer confirms in writing that such accomplishments are not works made for hire, the Employee shall own the intellectual property rights of such accomplishments. Without the Employee’s written authorization, such accomplishments are presumed to be service inventions or works made for hire. If any accomplishment is not included as a service invention or work made for hire but is related to the business of the Employer or its Affiliates, within three months after the Employee’s disclosure of such accomplishments to the Employer, the Employer and any of its Affiliates shall have the pre-emptive right to buy any or all (determined by the Employer) such accomplishments.

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3.5	奖励、报酬和其他权利。乙方特此同意甲方可以根据甲方有关乙方发明的奖励政策对乙方的发明给予奖励。乙方理解，该等奖励以及甲方根据甲方与乙方签订的《劳动合同》所支付的报酬是乙方因发明而有权获得的全部奖励和报酬（包括但不限于《中华人民共和国专利法》第15条中规定的“奖励”和“合理报酬”）。乙方特此不可撤销地放弃因任何发明而要求甲方支付其他任何奖励或报酬的权利，不论甲方是否实施或许可该等发明，也不论甲方是否从该等发明中获得利润、使用费或许可费。乙方还特此不可撤销地放弃在甲方出售、转让或以其他方式处理该等发明时乙方可能对该等发明享有的任何剩余权利。

Reward, Remuneration and Other Rights. The Employee hereby agrees that the Employer will reward the Employee for her/his Inventions in accordance with the policies of the Employer on rewards for inventions. The Employee understands that the reward and compensation the Employer pays in accordance with her/his employment contract constitutes all the rewards and remuneration the Employee is entitled to receive for her/his Inventions (including but not limited to the “reward” and “reasonable remuneration” set forth in Article 15 of the PRC Patent Law). The Employee hereby irrevocably waives any claim against the Employer for any other reward or remuneration for any Invention, regardless of whether the Employer implements or licenses such Inventions or whether the Employer makes any profit or receives any royalty payments or license fees from such Inventions. The Employee hereby also irrevocably waives any residual rights to the Inventions that she/he may have produced when the Employer sells, transfers or otherwise disposes of such Inventions.

3.6	专利和著作权登记。乙方同意协助甲方或其指定人在任何和所有国家以任何适当的方式取得甲方对发明的权利，以及所有著作权、专利权、集成电路布图设计权或其它与发明有关的知识产权，包括向甲方披露所有与之有关的信息和数据，签署所有申请、说明书、宣誓、转让协议，和其它甲方认为必要的、为了申请和取得上述权利、为了向甲方、其继承者、受让者或指定人转让上述发明的专有和排他的权利、所有权和利益，以及与之有关的所有著作权、专利权、集成电路布图设计权或其他知识产权所必需的文件，但所有与之有关的费用由甲方承担。乙方进一步同意，乙方签署或在有权责成他人签署的范围内责成他人签署任何上述文件的义务将持续至本协议终止后。如果甲方为依据上文转让给甲方的发明或原创作品申请中国或其他国家的专利或著作权登记，乙方特此不可撤销地指定并任命甲方及其正式授权的高级职员和代理人作为其代理人或代表代其签署并登记任何上述申请并采取所有其它法律许可的行动，以促进发明或原创作品的专利证书或著作权登记的申请和签发，上述人员的代理行为与乙方亲自行为同样有效。

Patent and Copyright Registrations. The Employee agrees to assist the Employer, or its designee, at the Employer's expense, in every proper way to secure the Employer's (or its designee's) rights in Inventions and any copyrights, patents, layout design of integrated circuits or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Employer of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Employer shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Employer, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, layout design of integrated circuits or other intellectual property rights relating thereto. The Employee further agrees that her/his obligation to execute or cause to be executed, when it is in her/his power to do so, any such instruments or papers shall continue after the termination of this Agreement. If the Employer is pursuing any applications for any PRC or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Employer as above, then the Employee hereby irrevocably designates and appoints the Employer and its duly authorized officers and agents as her/his agent and representative in fact, to act for and on the Employee’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patent or copyright registrations thereon with the same legal force and effect as if executed by the Employee.

3.7	文档保管。乙方同意在劳动合同期限内适时记录并保管好由乙方单独或与他人合作完成的所有作品的书面文档。该文档可以是记录表、 梗概、图纸或任何其他格式。甲方有权随时获取这些文档并对其拥有单独的所有权。

Safekeeping of Documents. The Employee hereby agrees that, during the term of the employment, she/he shall duly keep records of and ensure the safekeeping of written documents of all the works completed by the Employee alone or jointly with other parties. Such documents could be catalogues, outlines, blueprints or any other forms. The Employer is entitled to obtain these documents at any time and acquire the exclusive ownership of these documents.

3.8	使用。乙方承诺，在任何时间，仅为甲方利益、并按甲方所要求的方式使用甲方知识产权；非经甲方事先书面授权，不对其作任何形式的处分/处置，包括将归属于甲方的知识产权告知/披露给任何第三方或将其公布于众。在与甲方的劳动关系解除/终止后，乙方应当立即停止对前述知识产权的一切使用行为。此外，甲方与乙方的劳动关系解除/终止后，乙方承诺不再声称是甲方雇员、或声称具有代表甲方的权利，且不得以任何形式（无论有偿或无偿、直接或间接）侵占、使用或者擅自复制、带走甲方及其关联方拥有知识产权的任何文件、资料，除非得到甲方的事先书面许可。

Use. The Employee warrants that she/he shall only use the Employer’s intellectual property for the Employer’s benefit and in accordance with instructions required by the Employer at any given time; without the Employer’s prior written authorization, she/he shall not dispose/manage such intellectual property in any manner, including noticing/disclosing the Employer’s intellectual property to any third party or publicizing them. After the dissolution/termination of the employment relationship with the Employer, the Employee shall immediately cease using any of the aforesaid intellectual property in any manner. Further, after the dissolution/termination of the employment relationship with the Employer, the Employee warrants that she/he shall not claim to be employed by the Employer or claim to be authorized by the Employer to, nor shall the Employee, embezzle, use, copy or take away, any file or material of the Employer and any of its Affiliates without authorization, unless with the Employer’s prior written consent.

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第	4 条 不竞争

Non-Competition

4.1	不招徕义务

Non-Solicitation

4.1.1	乙方同意在聘用期限内以及无论因任何原因或理由在解除/终止双方劳动关系后的任何时候，不得为自己、其他任何个人或实体，直接或间接地拉拢、 唆使、招募、怂恿甲方和/或其关联方其他成员的雇员离职，不得带走前述雇员，也不得企图为前述行为。

The Employee agrees that during the term of her/his employment and at all times thereafter, irrespective of the reason or cause of termination, the Employee shall not directly or indirectly solicit, induce, recruit or encourage any employee of the Employer and/or its Affiliates to resign, or remove such employees, or attempt to solicit, induce, recruit, encourage or remove such employees, either for herself/himself or for any other individual or entity.

4.1.2	乙方同意并确认，遵守并自愿接受不招徕义务的约束，且甲方无须在乙方在职期间及离职之后向乙方另行支付任何补偿/费用。

The Employee agrees and acknowledges that she/he shall be bound by the se non-solicitation obligations without any obligation by the Employer to pay her/him any compensation/fee during the term of the employment or after her/his dismissal.

4.2	在职期间的职业冲突。在劳动合同期限内，乙方将为甲方提供全职服务且不会直接或间接接受、提供或从事与甲方及/或其关联方现有或将来业务相关的任何其他实体的聘任、
职位、咨询服务或其他业务活动，也不会从事与乙方对甲方所负义务冲突的其他活动。未经甲方事先书面同意，在劳动合同期限内，
乙方不得持有其他任何从事与甲方及/或其关联方现有或将来业务相关的任何其他公司的股权或权益，除非乙方在本协议签署之日前已向甲方披露其在上述公司的持股情况。

Conflict of Interest during the Term of Employment. During the term of her/his employment, the Employee shall provide full-time service to the Employer and shall not accept, provide or engage in, directly or indirectly, any other employment, occupation, consulting service or other business activity of another entity related to the business in which the Employer and/or its Affiliates are now or will become involved in, nor shall the Employee engage in any other activity that conflicts with her/his obligations to the Employer. Without the Employer’s prior written consent, during the term of her/his employment, the Employee shall not hold any share or interest of any other company related to the business in which the Employer and/or its Affiliates are now or will become involved in, except those that have been disclosed to the Employer before the execution of this Agreement.

4.3	离职后的竞业限制

Non-Competition

4.3.1	竞业限制义务。乙方同意在无论因任何原因、有意或无意、自愿或非自愿、有无事前通知而与甲方解除/终止劳动关系之日起的24个月内（下称“竞业限制期”），
在没有取得甲方事先书面同意的情况下，乙方都不会：(i) 担任同甲方及/或其关联方业务形成竞争关系或有相似业务的，或与甲方和/或其关联方有直接经济往来的实体的股东、合伙人、雇员、顾问、管理人员、董事、经理、代理人、
合作者、投资者等；(ii) 直接或间接地拥有、购买、设立组织或筹备设立组织而同甲方及/或其关联方业务形成竞争或相似业务关系；(iii) 从甲方或其关联方的任何客户、供应商、分销商或代理人等第三方处获得订单或与其开展任何业务；(iv) 促使任何第三方从甲方或其关联方的任何客户、供应商
、分销商或代理人等处获得订单或与其开展任何业务；(v) 采取或发表不利于甲方或其关联方的声誉的任何行动或言论；或 (vi) 使用与甲方或其关联方的名称或用于经营的名称类似的可能产生混淆的任何名称，
或使用前述名称组建或以其他方式创建任何企业实体、组织或域名。上述约定将涵盖规定期间内乙方将从事业务活动的任一地域范围。

Non-Competition Obligation. The Employee agrees that during the term of her/his employment and for a period of 24 months (the “Non-Competition Term”) immediately following the dissolution/termination (for any reason, without cause or for cause, voluntarily or involuntarily, with or without prior notice) of her/his employment relationship with the Employer, without the Employer’s written consent, the Employee shall not: (i) act as the shareholder, partner, employee, consultant, management personnel, director, manager, agent, cooperator or investor, etc., of any entity that is engaged in a competing or similar business as that of the Employer and/or its Affiliates, or any entity that has a direct economic relationship with the Employer and/or its Affiliates; (ii) directly or indirectly own, acquire or establish an entity to engage in a business that competes with or is similar to the business of the Employer and/or its Affiliates; (iii) obtain orders from or conduct business with any third party who is a customer, supplier, distributor or agent of the Employer or its Affiliates; (iv) procure any third party to obtain orders from or conduct business with any customer, supplier, distributor or agent of the Employer or its Affiliates; (v) take any action or publish any comments that is disadvantageous to the reputation of the Employer or its Affiliates; or (vi) use any name similar to the names or business names of the Employer or its Affiliates that would create a likelihood of confusion, or use such names to organize or in any other manner establish any enterprise, organization or domain name. The aforesaid covenants shall cover any territory where the Employee may conduct business during the specified term.

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4.3.2	竞业限制范围。上述第4.3.1条中的约定可视为由基于地域范围内的每一城市、州县、国家等一系列的独立约定组成。在仲裁/诉讼程序中 ，若仲裁庭/法庭拒绝执行任何个别的约定（或其中一部分），该无法执行的约定将被排除于本协议，以保证其他约定可被执行。如果第4.3.1条中的规定超出了法律允许的时间、 地域和范围限制，则该规定将变更为法律允许的时间、地域和范围限制的上限。

Scope of Non-Competition. The covenants in Article 4.3.1 may be deemed as a series of separate covenants covering each city, province and country within the territorial scope of the non-competition obligation contained therein. In any arbitration/litigation procedure, if the tribunal/court refuses to enforce any individual covenant (or a part of it), the unenforceable covenant will be excluded from this Agreement to ensure the enforceability of other covenants. If any covenant under Article 4.3.1 exceeds any time, territory and scope limits required by law, such covenant shall be automatically amended to reflect the maximum time, territory and scope permitted by law.

4.3.3	竞业限制补偿金

Compensation for Non-Competition

(1)	因乙方在解除/终止劳动关系后履行本协议第4.3.1条的约定，竞业限制期内乙方将从甲方获得竞业限制经济补偿金（简称“补偿金”）。补偿金将由甲方在竞业限制期内按月发放， 补偿金标准将由双方另行约定。

As consideration for performing the non-competition obligations under Article 4.3.1 following the dissolution/termination of the employment relationship, the Employee shall be paid economic compensation by the Employer for the Non-Competition Term (the “Compensation”). The Compensation will be paid by the Employer on a monthly basis during the Non-Competition Term. The standard of the Compensation will be agreed upon by the Parties separately.

(2)	若适用的法律法规对补偿金的计算标准另有规定，则以法律法规规定的最低标准为准。

If applicable laws and regulations otherwise provide the standard for Compensation, the legally allowed minimum standard shall apply.

(3)	如果甲方放弃对于乙方的竞业限制的要求或者缩短竞业限制的期限，该等补偿金应当相应取消或者按比例减少。

If the Employer waives the Employee’s non-competition obligations or shortens the Non-Competition Term, the Compensation shall be cancelled or proportionally reduced.

(4)	乙方应在竞业限制期内每季度向甲方书面报告就业情况（包括新雇主的名称、工作岗位等信息），以证明其不存在违反竞业限制义务的情况。如乙方未能按照前述约定如期报告， 则甲方有权暂停支付竞业限制补偿金，直至乙方提供书面就业情况报告。乙方同意，因乙方未能按照前述约定如期报告就业情况的，即使甲方暂停支付竞业限制补偿金超过3个月的， 乙方亦无权要求终止竞业限制义务。

In order to prove there is no violation of non-competition obligations herein, the Employee shall notify the employment relationship with the new employer (including the name of new employer, the position, etc.) to the Employer in written quarterly during the Non-Competition Term. If the Employee fails to do so, the Employer shall be entitled to suspend the Compensation. The Employee further agrees that, in the event that the Employer suspends the Compensation more than 3 months due to the Employee’s failure of completing the aforesaid notification obligation, the Employee shall have no right to terminate such non-competition obligation.

4.3.4	甲方的单方解除权。在竞业限制期内，甲方有权自主、单方面决定终止或缩短乙方的竞业限制义务，包括竞业限制期限、范围、地域等。

Unilateral Termination by the Employer. During the Non-Competition Term, the Employer is entitled to, unilaterally and at its sole discretion, terminate or shorten the Employee’s non-competition obligations, with respect to the term, scope and territory, etc., of the non-competition obligations.

4.3.5	乙方保证

Warranties by the Employee

(1)	乙方同意并确认将从甲方提供的包含甲方和/或其关联方其他成员的秘密信息的协议中获益非浅，该信息可使乙方更好地履行对甲方的职责。同时，乙方确认并同意， 上述条款中的对乙方义务的时间、地理及范围的限制是合理的，尤其是就甲方和其关联方保护其秘密信息的要求而言。

The Employee agrees and confirms that she/he will receive a tangible benefit from any agreement provided by the Employer to her/him that contains Confidential Information of the Employer and/or its Affiliates. Such information will assist the Employee to better perform her/his duties for the Employer. The Employee agrees and confirms that the time, territory and scope limitations on the Employee’s obligations are reasonable, especially with regard to the protection of the Confidential Information of the Employer and its Affiliates.

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(2)	乙方同意并确认，此前未曾与任何第三方签署过任何包含竞业禁止/竞业限制条款或类似条款的合同。如因乙方违反上述声明导致甲方被第三方指控连带侵权， 乙方应承担与此有关的全部法律责任和经济赔偿责任。

The Employee agrees and confirms that she/he has never entered into any contract that contains a non-competition restrictions, a non-competition clause, or similar restriction or clause. If the Employer is accused of jointly infringing any right of a third party due to the Employee’s breach of any warranty to such third party, the Employee shall be responsible for all legal liabilities and all damages.

第	5 条 违约责任

Liabilities for Default

5.1	乙方违反本协议约定的竞业限制义务或相关陈述/保证/声明，应当按照人民币伍拾万元（RMB500,000.00）的标准向甲方支付违约金。同时，由于乙方违约给甲方造成损失的 ，乙方应赔偿甲方的全部直接及间接损失。

If the Employee breaches her/his non-competition obligations or relevant representations/warranties/statements, it shall pay the Employer RMB 500,000.00 as liquidated damages. If the Employer incurs damages due to such breach, the Employee shall also compensate to the Employer all of Employer’s direct and indirect damages.

5.2	乙方违反本协议约定的其余义务或相关陈述/保证/声明，并且给甲方造成损失的，应赔偿甲方的全部直接及间接损失。

If the Employer incurs damages due to the Employee’s breach of other obligations in this Agreement or relevant representations/warranties/statements, the Employee shall compensate to the Employer all of Employer’s direct and indirect damages.

5.3	如乙方构成违约/侵权行为，甲方有权在将违约金/损害赔偿金告知乙方后，从乙方的工资报酬、奖金、补偿金或其它收入中直接扣除。不足部分，甲方有权向乙方继续追偿。

If the Employee breaches/infringes the rights and interests of the Employer or any of its Affiliates, the Employer shall be entitled to directly deduct liquidated damages or damages from the Employee’s salary, bonuses, compensation or other income after it notifies the Employee of the amount of such liquidated damages or damages being deducted. The Employer shall also be entitled to claim against the Employee for the amount that exceeds the aforesaid deductions.

第	6 条 其他

Miscellaneous Provisions

6.1	通告新雇主。乙方在此同意并确认，若乙方离职（无论任何原因），甲方有权将乙方在本协议项下的权利义务通告乙方的新雇主。

Notification to the New Employer. The Employee agrees and acknowledges that in the event the Employee leaves employment with the Employer (for whatever reason), the Employer is entitled to inform the Employee’s new employer of its rights and obligations under this Agreement.

6.2	陈述。为履行本协议的规定，乙方将履行承诺或核实必要的文件。乙方履行本协议条款时不会构成对签署《劳动合同》前乙方获得的任何受保密措施保护的专有信息的保密约定的违反。 乙方未曾也不会达成任何与本协议相矛盾的口头或书面协议。

Representations. The Employee agrees to execute any warranty or verify any proper document that is required to implement the terms of this Agreement. The Employee represents that her/his performance of all the terms of this Agreement will not breach any confidentiality agreement on proprietary information executed by the Employee prior to her/his employment with the Employer. The Employee represents and warrants that she/he has not entered into and shall not enter into, any oral or written agreement that conflicts with this Agreement.

6.3	适用法律。有关本协议的订立、有效性、解释和履行及由此产生的争议均适用中国法律。

Governing Law. The execution, validity, interpretation and performance of this Agreement and the disputes arising therefrom shall be governed by PRC law.

6.4	完整协议。本协议是对甲方与乙方间有关标的事项的完整规定，取代此前双方在这方面的任何协议，并涵盖此前双方的所有讨论。非经双方书面同意， 任何对于本协议的变更和修改以及对于协议项下权利的放弃都无效。乙方职责、薪水和补偿方面的任何变化都不影响本协议的效力和范围。

Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Parties relating to the subject matter herein, and supersedes any prior agreements between the Parties regarding the subject matter herein, and merges all prior discussions between the Parties. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless they are in writing and signed by both Parties. Any subsequent change to the Employee's duties, salary or compensation will not affect the validity or scope of this Agreement.

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6.5	通知。本协议项下要求或发出的所有通知或任何正式文件可以通过电子邮件或者挂号邮寄方式送达，该等通知或任何正式文件视为有效送达的日期按如下方式确定：

Notices. All notices and official documents required or permitted to be given pursuant to this Agreement shall be delivered by Email or registered mail, and shall be deemed to have been effectively delivered as follows:

(1)	如果通过电子邮件方式发出的，则以成功传送之日为有效送达日（应以自动生成的传送确认信息为证）；

Notices and official documents delivered by Email shall be deemed to be effectively delivered on the date of its successful transmission (as evidenced by a confirmation of transmission that is automatically generated);

(2)	如果通过挂号邮寄方式发出的，则以送达到甲方地址、乙方通讯住址即视为已送达。

Notices and official documents delivered by registered mail shall be deemed to be effectively delivered when they are delivered to the recipient’s address.

若任何一方地址/通讯地址、电子邮箱/私人电子邮箱发生变化，应立即以书面形式通知另一方。否则造成双方联系障碍，由过错的一方负责。

If either Party changes its address or Email, such Party shall immediately notify the other Party of such changes in writing; otherwise if any communication issue occurs, the violating Party shall be responsible.

6.6	附属协议。本协议作为甲乙双方签署的《劳动合同》的附件，应与《劳动合同》一体解释，但本协议的效力不因《劳动合同》的终止而终止。本协议未约定的事项，法律有明确规定的， 以法律规定为准。

Ancillary Agreements. This Agreement is an appendix to and is an integral part of the employment contract signed by the Parties, and shall be interpreted in accordance to such employment contract. This Agreement does not terminate upon the termination of the employment contract signed by the Parties. Any issue not specified in this Agreement that is governed by law shall be determined by such applicable law.

6.7	独立性。如果本协议的任何条款被有权机关认定违反法律，本协议的其余条款仍将保持其完整的效力和有效性。

Severability. If any provision in this Agreement is deemed to be unenforceable or to be in violation of law by any competent authority, the remaining provisions of this Agreement shall continue to remain in full force and effect.

6.8	继任者与受让者。本协议对乙方的继承人、遗嘱执行人、管理者或其他法定代表均有约束力，也将维护甲方及其继任者与受让者的利益。

Successors and Assigns. This Agreement shall bind the Employee’s heirs, executors, administrators and other legal representatives and shall protect the benefits of the Employer, its successors and assigns.

6.9	生效。本协议以中英文书就，一式两份，甲方和乙方各持一份，具有同等效力。如中英文版本不一致的，以中文版本为准。本协议自甲方盖章、 甲方法定代表人或授权代表及乙方签署并于文首所载之日起正式生效。

Execution. This Agreement is written in Chinese and English, and is in two counterparts with equal validity. Each Party shall have one counterpart. In the event there is any discrepancy between the Chinese and English versions, the Chinese version shall prevail. This Agreement becomes effective upon being stamped by the Employer and signed by Legal Representative or Authorized Representative of the Employer and the Employee on the date specified at the beginning of this Agreement.

6.10	双方确认，在签署本协议前已仔细审阅过本协议全文，并完全了解各条款的法律含义，对本协议约定的条文无重大误解。

The Parties confirm that they have reviewed this Agreement carefully before signing it, and there are no material misunderstandings about the provisions herein.

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甲方：大有人在（深圳）科技有限公司（盖章） Employer: Dayou Renzai (Shenzhen) Technology Co., Ltd. (seal) 法定代表人或授权代表：李瓒宇 Legal Representative or Authorized Representative: LI Zanyu 签署： Signature: /s/ Li Zanyu	乙方：李瓒宇 Employee: LI Zanyu 签署： Signature: /s/ Li Zanyu

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